EXHIBIT 99.2

AMENDMENT TO

OFFER TO PURCHASE AND CONSENT SOLICITATION

LNR PROPERTY CORPORATION

Offer of LNR Property Corporation to Purchase for Cash

Any and All of its Outstanding

7.625% SENIOR SUBORDINATED NOTES DUE 2013

(CUSIP No. 501940AH3)

7.25% SENIOR SUBORDINATED NOTES DUE 2013

(CUSIP No. 501940AL4)

and Solicitation of Consents to Amendments of the Related Indentures

LNR Property Corporation, a Delaware corporation, has amended its offer (the “Offer”) to purchase for cash any and all of the outstanding notes listed below (collectively, the “Notes”) that it made by an Offer to Purchase and Consent Solicitation dated December 30, 2004 (the “Offer to Purchase”) and the Consent and Letter of Transmittal that accompanied the Offer to Purchase.

LNR’s amended Offer with regard to each issue of Notes is to pay consideration (the “Tender Consideration”) for each $1,000 principal amount of Notes that are properly tendered and accepted for payment pursuant to the Offer, and to make Consent Payments to holders who become eligible for them (described below), as follows:

Security Description	Tender Consideration per $1,000 Principal Amount, excluding accrued but unpaid interest	Consent Payment per $1,000 Principal Amount
7.625% Senior Subordinated Notes due 2013	$1,119.07	$30.00
7.25% Senior Subordinated Notes due 2013	$1,110.92	$30.00

The Tender Consideration is equal to (i) the present value on January 12, 2005 (the “Price Determination Date”) of the redemption price payable for the Notes on the first date on which the Notes are redeemable (the “Earliest Redemption Date”) and all scheduled interest payments on the Notes from the anticipated date on which LNR will pay for tendered Notes that are accepted for payment (the “Payment Date”) up to but not including the Earliest Redemption Date, using a discount rate equal to the sum of (a) the yield to maturity on 3.25% U.S. Treasury Notes maturing on August 15, 2008 (as to the 7.625% Notes) and 3.125% U.S. Treasury Notes maturing on October 15, 2008 (as to the 7.25% Notes), as calculated by Goldman, Sachs & Co., in accordance with standard market practice, based on the bid side price for such Reference Security as of 2:00 p.m., New York City time, on the Price Determination Date, as displayed on the Bloomberg Government Pricing Monitor on Page “PX5” (the “Quotation Report”), plus (b) 50 basis points (the “Fixed Spread”), minus (ii) $30.00, plus (iii) accrued but unpaid interest to, but not including, the Payment Date.

In connection with the Offer, we are soliciting consents (the “Consent Solicitation”) from the holders of the Notes to proposed amendments to the indentures under which the Notes were issued. Tenders of Notes in response to the Offer will constitute consents to the amendments. It is not possible to tender Notes without consenting to the amendments. We will make an additional payment (the “Consent Payment”) in the amount of $30.00 per $1,000 principal amount for all Notes that are properly tendered at or prior to 5:00 p.m., New York City time, on Friday, January 14, 2005 (the “Consent Time”) and not validly withdrawn.

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, JANUARY 28, 2005, UNLESS WE EXTEND IT. YOU WILL RECEIVE AN ADDITIONAL PAYMENT IF YOU TENDER YOUR NOTES AND CONSENT TO PROPOSED AMENDMENTS TO THE INDENTURE RELATING TO THEM BY 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, JANUARY 14, 2005. PROMPTLY AFTER HOLDERS OF A MAJORITY IN PRINCIPAL AMOUNT OF AN ISSUE OF NOTES PROPERLY TENDER THEIR NOTES AND RELATED CONSENTS, LNR WILL EXECUTE A SUPPLEMENTAL INDENTURE RELATING TO THAT ISSUE OF NOTES WHICH CONTAINS THE AMENDMENTS. IT WILL PROMPTLY ISSUE A PRESS RELEASE IF AND WHEN EACH SUPPLEMENTAL INDENTURE IS EXECUTED. YOU MAY WITHDRAW TENDERED NOTES OF AN ISSUE AND THE RELATED CONSENTS AT OR BEFORE THE TIME WHEN THE SUPPLEMENTAL INDENTURE RELATING TO THE NOTES OF THAT ISSUE IS EXECUTED, BUT YOU MAY NOT WITHDRAW TENDERED NOTES OR CONSENTS AFTER THAT TIME. IF WE DO NOT RECEIVE TENDERED NOTES AND RELATED CONSENTS FROM HOLDERS OF A MAJORITY IN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF AN ISSUE, BUT NONETHELESS DECIDE TO ACCEPT THE NOTES OF THAT ISSUE THAT HAVE BEEN TENDERED, WITHDRAWAL RIGHTS WITH RESPECT TO THAT ISSUE OF NOTES WILL END AT THE EXPIRATION TIME OF THE OFFER.

The Dealer Managers for the Offer and the Consent Solicitation are:

GOLDMAN, SACHS & CO.	DEUTSCHE BANK SECURITIES INC.

January 12, 2005

The Offer is conditioned on, (a) the completion of our merger with a subsidiary of Riley Property Holdings LLC (or of a successor to Riley Property Holdings LLC); (b) with regard to each issue of Notes, Notes and related consents from the holders of a majority in aggregate principal amount of the Notes of that issue having been properly tendered and not validly withdrawn; and (c) satisfaction of the other general conditions set forth in the section of the Offer to Purchase captioned “Conditions to the Offer.” We reserve the right, in our sole discretion, to waive any of the conditions to the Offer or amend any of the terms of the Offer and the Consent Solicitation, at any time and from time to time.